Exhibit (9)(F)

                                   ADDENDUM
                                    dated
                               JANUARY 14, 1997
                                    to the
                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                                   between
                            WEBS INDEX FUND, INC.
                                     and
                                   PFPC INC.


As compensation for services rendered by PFPC Inc. ("PFPC") during the term of the Administration and Accounting Services Agreement dated March 11, 1996 between PFPC and WEBS Index Fund, Inc. (formerly, Foreign Fund, Inc.), WEBS Index Fund, Inc. will pay PFPC fees as disclosed in its Prospectus and Statement of Additional Information, as amended from time to time.



PFPC INC.                                 WEBS INDEX FUND, INC.

By:  /s/ Stephen M. Wynne                 By:  /s/ Gary M. Gardner
     Stephen M. Wynne                          Gary M. Gardner
Its: Executive Vice President             Its: Assistant Secretary